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       CHARTERED ACCOUNTANTS

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       Ireland


PRIVATE AND CONFIDENTIAL
The Board of Directors
ICON p1c
South County Business Park
Leopardstown
Dublin 18
Ireland






      We consent to the use of our report dated July 25, 2003, with respect to the consolidated balance sheet of ICON plc as of May 31, 2002 and 2003, and our report dated July 26, 2002, with respect to the consolidated balance sheets of ICON plc as of May 31, 2001 and 2002, and each of the related consolidated statements of operations, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended May 31, 2002 and May 31, 2003, incorporated herein by reference and to the reference to our firm under the heading "Experts" in Amendment No. 4 to Form F-3 (Registration number 333-102893).






/s/ KPMG

KPMG
Chartered Accountants
Dublin, Ireland
August 4, 2003






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